UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017 (June 22, 2017)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

157 Church Street New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2017 annual meeting of shareholders (the “Annual Meeting”), the shareholders of Avangrid, Inc. (the “Corporation”) voted to approve amendments to the Corporation’s by-laws (the “By-Laws”) to (i) implement a majority voting standard for the election of directors in uncontested elections, (ii) increase the minimum number of directors on the Board that qualify as “independent directors” (as defined in the By-Laws), from three (3) to five (5), and (iii) make certain other immaterial changes for the purposes of clarity. The amendments to the By-Laws were approved by the Board of Directors (the “Board”) on March 16, 2017.

A brief summary of the amendments to the By-Laws is included under “Proposal 4: To Approve an Amendment to Avangrid’s By-Laws to Implement a Majority Voting Standard in Director Elections” and “Proposal 5: To Approve an Amendment to Avangrid’s By-Laws to Increase the Minimum Number of Independent Directors on the Board” in the Corporation’s 2017 Proxy Statement, which was filed with the Securities and Exchange Commission on April 28, 2017 (the “Corporation’s Proxy Statement”). Such summary is qualified in its entirety by reference to the By-Laws, a copy of which was filed as Annex A to the Corporation’s 2017 Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 22, 2017. The record date for the Annual Meeting was April 24, 2017, and as of the record date the Corporation had 309,555,101 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 304,958,526 shares of common stock were represented in person or by proxy.

The final results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1 — Election of Directors. Each of the director nominees was elected to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified, by the votes set forth below:

Nominee	For	Withhold	Broker Non-Votes
Ignacio Sánchez Galán	276,297,656	19,874,049	8,786,821
John E. Baldacci	283,971,115	12,200,590	8,786,821
Pedro Azagra Blázquez	283,867,385	12,304,320	8,786,821
Felipe de Jesús Calderón Hinojosa	294,941,114	1,230,591	8,786,821
Arnold L. Chase	283,997,811	12,173,894	8,786,821
Alfredo Elías Ayub	294,088,856	2,082,849	8,786,821
Carol L. Folt	295,045,589	1,126,116	8,786,821
John L. Lahey	294,385,657	1,786,048	8,786,821
Santiago Martinez Garrido	283,873,733	12,297,972	8,786,821
Juan Carlos Rebollo Liceaga	283,862,113	12,309,592	8,786,821
José Sainz Armada	283,876,021	12,295,684	8,786,821
Alan D. Solomont	295,048,788	1,122,917	8,786,821
Elizabeth Timm	295,077,441	1,094,264	8,786,821
James P. Torgerson	284,630,509	11,541,196	8,786,821

Proposal 2 — Ratification of Independent Auditors. The appointment of KPMG US, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
304,513,782	150,398	294,355	0

Proposal 3 — Advisory Vote on Executive Compensation. The compensation of the Corporation’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
294,283,830	1,506,053	381,822	8,786,821

Proposal 4 — Amendment to the By-Laws to Implement a Majority Voting Standard in the Election of Directors in Uncontested Elections. The amendment of the By-Laws to implement a majority voting standard for the election of directors in uncontested elections was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
295,500,883	369,323	301,499	8,786,821

Proposal 5 — Amendment to the By-Laws to Increase the Minimum Number of Independent Directors on the Board. The amendment of the By-Laws to increase the minimum number of directors on the Board of directors that qualify as independent directors from three (3) to five (5) and to make certain other immaterial changes for the purposes of clarity was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
295,453,595	455,421	262,689	8,786,821

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Secretary; Chief Compliance Officer

Dated: June 23, 2017

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